Exhibit 99.1

Aon appoints Edmund Reese to serve as next CFO

•	Reese will bring more than 25 years of financial leadership at large public companies in the financial services, payments and technology sectors, most recently as CFO of Broadridge Financial Solutions

•	Aon CFO Christa Davies will certify second quarter 2024 results and then become a senior advisor to the firm until her previously-announced retirement

DUBLIN, June 4, 2024 - Aon plc (NYSE: AON), a leading global professional services firm, announced today that Edmund Reese will be appointed executive vice president and chief financial officer (CFO) of Aon, effective July 29, 2024.

Reese will join Aon on July 1 to succeed Christa Davies, who will certify second quarter 2024 results and then transition responbilities and become a senior advisor to the firm until her previously-announced retirement. As Aon’s CFO, Reese will be responsible for the firm’s finance function and capital allocation strategy.

“Edmund is an accomplished executive with deep financial, M&A and investor experience and a proven track record of driving strong results,” said Greg Case, CEO of Aon. “As our next CFO, Edmund will further enhance our focus on top and bottom-line growth, disciplined capital allocation, and portfolio management to deliver positive outcomes for our clients, colleagues and shareholders. We look forward to welcoming Edmund to Aon at such an exciting time for our firm as we execute on our 3x3 Plan to accelerate our Aon United strategy and create key points of difference in how we serve clients.”

Reese has more than 25 years of leadership experience at large public companies in the financial services, payments and technology sectors. He has served since 2020 as CFO of Broadridge Financial Solutions, a $24B market cap global fintech leader with technology solutions that power trading and investor communications. Reese joined Broadridge from American Express, where he last served as senior vice president and CFO of its largest business unit, Global Consumer Services Group, and held several financial leadership positions, including head of Investor Relations and CFO of Global Business Services. Prior to joining American Express in 2009, Reese served as CFO of the U.S. Advisory Group at Merrill Lynch and previously served as CFO of the Corporate Client Group and Stock Plan Services at Citigroup Smith Barney. He served on The Hartford’s Board of Directors, including as a member of the Audit Committee, and is a member of the Clemson University Foundation Board and President’s Advisory Board. Reese earned a bachelor of science degree in accounting from Clemson University and an MBA degree from The Wharton School, University of Pennsylvania.

Lester Knight, chairman of Aon’s Board of Directors, added: “Following the successful completion of our succession planning process, including a comprehensive internal and external search, we are excited for Edmund to join Aon. He will bring considerable financial experience that spans corporate strategy, M&A, and investor relations to further advance our long-term track record of strong financial performance.”

“I am excited by the opportunity to join Aon as the firm executes on its 3x3 Plan to create more value for clients, colleagues and shareholders,” said Reese. “I look forward to working with Aon’s colleagues to build on the firm’s legacy of financial performance and chart the next chapter of growth.”

More information is available in the firm’s Current Report on Form 8-K, filed today with the U.S. Securities and Exchange Commission.

About Aon

Aon plc (NYSE: AON) exists to shape decisions for the better — to protect and enrich the lives of people around the world. Through actionable analytic insight, globally integrated Risk Capital and Human Capital expertise, and locally relevant solutions, our colleagues provide clients in over 120 countries and sovereignties with the clarity and confidence to make better risk and people decisions that protect and grow their businesses.

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